SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Alliance Semiconductor Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Alliance Semiconductor Corporation

2575 Augustine Drive,
Santa Clara, California 95054

July 29, 2002

Dear Stockholder:

      You are cordially invited to attend the Alliance Semiconductor Corporation 2002 Annual Meeting of Stockholders, which will be held at the Company’s headquarters at 2575 Augustine Drive, Santa Clara, California 95054 on Friday, September 6, 2002 at 10:00 a.m., local time.

      At the Annual Meeting, you will be asked to elect five directors, approve the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the current fiscal year and to transact any other business that may properly come before the meeting.

      We hope you will be able to attend the Annual Meeting on September 6th for a report on the status of the Company’s business and performance during the fiscal year ended March 30, 2002. There will be an opportunity for stockholders to ask questions. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.

Very truly yours,

/s/ N. DAMODAR REDDY

N. Damodar Reddy
President and Chief Executive Officer

Alliance Semiconductor Corporation

2575 Augustine Drive,
Santa Clara, California 95054

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

      Notice is hereby given that the 2002 Annual Meeting of Stockholders of Alliance Semiconductor Corporation (the “Company” or “Alliance”) will be held at the Company’s headquarters at 2575 Augustine Drive, Santa Clara, California 95054 on Friday, September 6, 2002 at 10:00 a.m., local time for the following purposes:

1. To elect five directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified or until their earlier resignation, death or removal. The Company’s Board of Directors has nominated the following individuals to serve: Juan A. Benitez, Sanford L. Kane, Jon B. Minnis, C.N. Reddy and N. Damodar Reddy.

2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the 2003 fiscal year.

3. To transact any other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on July 31, 2002 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ N. DAMODAR REDDY

N. Damodar Reddy
President and Chief Executive Officer

San Jose, California

July 29, 2002

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Alliance Semiconductor Corporation

2575 Augustine Drive,
Santa Clara, California 95054

PROXY STATEMENT

Information Concerning Solicitation And Voting

General

      The accompanying proxy (the “Proxy”) is solicited on behalf of the Board of Directors (the “Board” or the “Board of Directors”) of Alliance Semiconductor Corporation, a Delaware corporation (“Alliance” or the “Company”), for use at the 2002 Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters at 2575 Augustine Drive, Santa Clara, California 95054 on Friday, September 6, 2002 at 10:00 a.m., local time (the “Annual Meeting”). Only holders of record of the Company’s Common Stock at the close of business on July 31, 2002 (the “Record Date”) will be entitled to vote. At the close of business on that date, the Company had                               shares of Common Stock outstanding and entitled to vote at the Annual Meeting. A majority of these shares will constitute a quorum for the transaction of business at the Annual Meeting. This Proxy Statement will be first mailed to stockholders on or about August 6, 2002.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either by delivering to the Company (Attention: Chief Financial Officer) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If a proxy is properly signed and not revoked, the shares it represents will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election as directors of all of the nominees described below (“Proposal No. 1”); FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending March 29, 2003 (“Proposal No. 2”); and as voted by the Proxy holders in connection with any other business as may properly come before the meeting or any adjournment thereof.

Voting and Solicitation

      Holders of shares of Common Stock are entitled to one vote for each share held as of the Record Date. Shares of Common Stock may not be voted cumulatively, except in accordance with applicable law. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) with the assistance of the Company’s transfer agent. The Inspector also will determine whether or not a quorum is present. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals (other than the election of directors) and will be counted as present for purposes of the item on which the abstention is noted. An abstention has the same effect as a vote “Against” the matter. In the event that a broker indicates on a Proxy that it does not have discretionary authority to vote certain shares on a particular matter (“broker non-vote”), those shares will not be considered present and shall not be entitled to vote with respect to that matter.

      Each nominee to serve on the Board of Directors to be elected must receive a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (provided a quorum is present). Votes withheld, as well as broker non-votes, will not contribute to the number of votes required to elect a director.

      Proposal No. 2 requires for approval the affirmative vote of a majority of the shares of Common Stock of the Company present in person or by proxy at the Annual Meeting and entitled to vote (provided a quorum is present).

      Votes “Against” and “Abstain” will count toward the number of shares voted at the Annual Meeting, but will not contribute toward the required number of votes necessary to approve Proposal No. 2. Broker non-votes will not be counted toward the number of shares voted at the Annual Meeting in determining the number of affirmative votes necessary to approve Proposal No. 2.

      Unless otherwise instructed by the stockholder or described herein, each Proxy validly returned in the form accompanying this Proxy Statement that is not revoked will be voted in the election of directors “For” each of the nominees of the Board of Directors, and “For” Proposal No. 2 described in this Proxy Statement, and at the Proxy holders’ discretion, on such other matters, if any, that may come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).

      The expenses of soliciting Proxies in the enclosed form will be paid by the Company. Following the original mailing of the Proxy and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the Proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of Proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Proxies may also be solicited by certain of the Company’s directors, officers or regular employees, without additional compensation, in person or by telephone or facsimile.

Proposal No. 1

Election of Directors

      At the Annual Meeting, the stockholders shall elect five directors of the Company to serve until the next annual meeting of stockholders and until their successors have been elected or until their earlier resignation, death or removal. The Board of Directors has nominated for election as directors each of the following persons: Juan A. Benitez, Sanford L. Kane, Jon B. Minnis, C.N. Reddy and N. Damodar Reddy. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the Company’s nominees named below. Each of the nominees is currently a director of the Company. Assuming a quorum is present, the five nominees for election as directors who receive the greatest number of votes cast for the election of directors at the Annual Meeting will become directors at the conclusion of the tabulation of votes. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy or the Board will be reduced in accordance with the Bylaws of the Company. It is not expected that any nominee will be unable, or will decline, to serve as a director.

Directors/ Nominees

      The names of the current members of the Board, who are also the Company’s nominees for the Board, their ages as of July 17, 2002, and certain other information about them, are set forth below:

			Director
Name of Nominee and Director	Age	Principal Occupation	Since

N. Damodar Reddy(4)	63	Chairman of the Board, Chief Executive Officer and President	1985
C.N. Reddy	46	Executive Vice President and Director	1985
Jon B. Minnis(1)(2)(3)	66	President of Milpitas Materials Company	1992
Sanford L. Kane(1)(2)(3)	60	President of Kane Concepts Incorporated	1993
Juan A. Benitez(1)(2)(4)	53	President and CEO of Enterprise Development International	2001

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Stock Benefit Committee.

(4)	N. Damodar Reddy resigned from the Compensation Committee effective July 16, 2002, and Juan A. Benitez was appointed Chairman of the Compensation Committee on the same date.

      N. Damodar Reddy and C.N. Reddy are brothers. There are no other family relationships among any of the directors or executive officers of the Company.

      N. Damodar Reddy is the co-founder of the Company and has served as the Company’s Chairman of the Board, Chief Executive Officer and President from its inception in February 1985. Mr. Reddy also served as the Company’s Chief Financial Officer from June 1998 until January 1999 and from May 2001 until April 2002. From September 1983 to February 1985, Mr. Reddy served as President and Chief Executive Officer of Modular Semiconductor, Inc., and from 1980 to 1983, he served as manager of Advanced CMOS Technology Development at Synertek, Inc., a subsidiary of Honeywell, Inc. Prior to that time, Mr. Reddy held various research and development and management positions at Four Phase Systems, a subsidiary of Motorola, Inc., Fairchild Semiconductor and RCA Technology Center. Mr. Reddy is a member of the board of directors of two other publicly traded companies, Genesis Microchip, Inc. and Tower Semiconductor Ltd., a company in which Alliance is a stockholder. He holds an M.S. degree in Electrical Engineering from North Dakota State University and an M.B.A. from Santa Clara University. N. Damodar Reddy is the brother of C.N. Reddy.

      C.N. Reddy is the co-founder of the Company and has served as a director of the Company since its inception in February 1985. Mr. Reddy served as Secretary to the Company from February 1985 to October 2000. Beginning in February 1985, Mr. Reddy served as the Company’s Vice President — Engineering. In May 1993, he was appointed Senior Vice-President — Engineering and Operations of the Company. In December 1997, he was appointed Executive Vice President and Chief Operating Officer. In October 2000, Mr. Reddy resigned his positions as Chief Operating Officer and Secretary, and was appointed Executive Vice President for Investments. From 1984 to 1985, he served as Director of Memory Products of Modular Semiconductor, Inc., and from 1983 to 1984, Mr. Reddy served as a SRAM product line manager for Cypress Semiconductor Corporation. From 1980 to 1983, Mr. Reddy served as a DRAM development manager for Texas Instruments, Inc. and, before that, he was a design engineer with National Semiconductor Corporation for two years. Mr. Reddy holds an M.S. degree in Electrical Engineering from Utah State University. Mr. Reddy is named inventor of over 15 patents related to SRAM and DRAM designs. C.N. Reddy is the brother of N. Damodar Reddy.

      Jon B. Minnis has served as a director of the Company since April 1992. For more than 30 years, he has been President of Milpitas Materials Company, a construction materials company. Mr. Minnis has also been involved in venture capital investment activities for high technology companies.

      Sanford L. Kane has served as a director of the Company’s Board of Directors since June 1993. Since 1992 he has served as President of Kane Concepts Incorporated, a consulting company. From January 2000 to December 2000 Mr. Kane served as Chairman and CEO of Legacy Systems, Inc., a startup company in which Alliance is the largest shareholder. From January 1993 to April 1995, he served as Chairman and Chief Executive Officer of Tower Semiconductor Ltd., a publicly held wafer fabrication company. From October 1990 to January 1992, he was President and Chief Executive Officer of PCO, Inc., a manufacturer of fiber optic electronic products. From July 1989 to June 1990, he was President and Chief Executive Officer of U.S. Memories, Inc., a joint venture that was intended to be a United States manufacturer of semiconductor memory devices. Prior to July 1989, Mr. Kane spent 27 years with IBM in various managerial and technical positions, most recently as Vice President of Industry Operations — General Technology Division. While at IBM, Mr. Kane served as a director of SEMATECH and the Semiconductor Industry Association.

      Juan A. Benitez has served as a director of the Company since September 2001. He currently serves as President and Chief Executive Officer of Enterprise Development International, a non-profit economic development organization supporting microenterprise development programs with business training, technical support and capital procurement. From April 1995 to January 1997, Mr. Benitez was the Director of the Washington office of Opportunity International, a non-profit global confederation of microenterprise development organizations. From January 1993 to April 1995, he was a consultant for various entities on operations, recruiting, fundraising, asset management, marketing and policy making. Mr. Benitez was President, Chief Executive Officer and a director of Paradigm Technology, Inc., a semiconductor company, from August 1992 to January 1993. He was president and a director of Lifestream Diagnostics Inc., a medical instruments startup company, from September 1990 to February 1991. In 1989, Mr. Benitez was appointed by the Bush administration to the post of the United States Department of Commerce — Deputy Assistant Commerce Secretary, and then served as Deputy Commerce Undersecretary until September 1990. From October 1980 to December 1988, Mr. Benitez served in various roles with Micron Technology, Inc., starting as the eighth employee of the founding group and managing different phases of the start-up and growth of the company, including Facilities Manager, Vice President of Operations, President and Chief Operating Officer, and as a director. Mr. Benitez currently is a member of the board of directors of Nextest Systems Corporation.

Meetings and Committees of the Board of Directors

     Board of Directors

      During the fiscal year ended March 30, 2002 (“fiscal 2002”), the Board of Directors met four (4) times and acted by unanimous written consent three (3) times. Each incumbent director attended all of the meetings of the Board of Directors and of the committees of the Board on which he served, except that C.N. Reddy did not attend one (1) meeting of the Board of Directors, and that Juan A. Benitez did not attend one (1) meeting of the Board of Directors which occurred during fiscal 2002 but prior to his becoming a Director of the Company.

      The Board of Directors has delegated certain authority to designated committees. Standing committees of the Board currently include an Audit Committee, a Compensation Committee and a Stock Benefit Committee, the current membership and duties of which are set forth below. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board will consider nominations from stockholders, which should be addressed to the Company’s Secretary at the Company’s address set forth above.

Audit Committee	Compensation Committee(1)	Stock Benefit Committee

Sanford L. Kane(2)	Sanford L. Kane	Sanford L. Kane
Jon B. Minnis	Jon B. Minnis	Jon B. Minnis
Juan A. Benitez	Juan A. Benitez(1)

(1)	N. Damodar Reddy served as Chairman of the Compensation Committee until his resignation on July 16, 2002. Concurrent with Mr. Reddy’s resignation, Juan A. Benitez was appointed Chairman of the Compensation Committee.

(2)	Sanford L. Kane serves as chairman of the Compensation Committee.

     Audit Committee

      The Audit Committee consists of three directors and exercises the following powers: (1) meets with the Company’s independent accountants to review the adequacy of the Company’s internal control systems and financial reporting procedures; (2) reviews the general scope of the Company’s annual audit and fees charged by the independent accountants; (3) reviews and monitors the performance of non-audit services provided by the independent accountants; and (4) reviews interested transactions between the Company and any of its affiliates and any other matter to be passed upon by an audit committee as a matter of law or pursuant to the rules and regulations of any stock exchange or other securities market upon which the Company’s securities may be listed. The Audit Committee held five (5) meetings in fiscal 2002.

     Compensation Committee

      The Compensation Committee consists of three directors and sets all non-stock compensation for the Company’s officers, employees and service providers, other than directors. N. Damodar Reddy, the former Chairman of the Compensation Committee, resigned from such committee on July 16, 2002. The Compensation Committee met four (4) times in fiscal 2002.

     Stock Benefit Committee

      The Stock Benefit Committee consists of two directors and administers the Company’s 2002 Stock Option Plan, 1993 Directors Stock Option Plan, 1996 Employee Stock Purchase Plan and other stock benefit plans for officers, employees and other service providers; however, the Stock Benefit Committee does not administer discretionary stock benefit plans for directors. In fiscal 2002, the Stock Benefit Committee met four (4) times and acted by unanimous written consent 72 times.

Directors’ Compensation

      Directors resident in California do not receive compensation for serving as members of the Company’s Board of Directors. Each director resident outside of California receives a $5,000 fee for each meeting of the Company’s Board of Directors physically attended by such director (provided, however, that no such director shall be paid more than $20,000 during any fiscal year). All directors are reimbursed for expenses incurred attending meetings of the Board. In fiscal 1994, Messrs. Minnis and Kane, the Company’s two non-employee directors, were each granted options to purchase 90,000 shares of Common Stock, at an exercise price of $1.33 per share, all of which have been exercised. In fiscal 1998, Messrs. Minnis and Kane were each granted options to purchase 50,000 shares of Common Stock, at an exercise price of $5.50 per share. Each of these options vest in increments of 20% per year on each of the first five anniversaries subsequent to June 9, 1997, in the case of Mr. Kane, and May 10, 1997, in the case of Mr. Minnis. Upon being elected a director on June 30, 2001, Mr. Benitez was granted an option to purchase 50,000 shares of Common Stock, at an exercise price per share of $11.89. This option vests in increments of 20% per year on each of the first five anniversaries subsequent to June 30, 2001.

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

Proposal No. 2

Ratification of Appointment of Independent Accountants

      The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending March 29, 2003, and the stockholders are being asked to ratify such appointment. PricewaterhouseCoopers LLP (or its predecessor) has been engaged as the Company’s independent accountants since the Company’s inception in 1985. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of

PricewaterhouseCoopers LLP as the Company’s independent accountants.

Executive Officers of the Company

      Certain information concerning executive officers of the Company, including their ages of July 31, 2002, is set forth below:

Name	Age	Position

N. Damodar Reddy	63	Chairman, President and Chief Executive Officer
C.N. Reddy	46	Executive Vice President, Director
Ronald K. Shelton	41	Vice President, Finance and Administration and Chief Financial Officer
Ritu Shrivastava	51	Vice President, Technology Development and General Manager of Flash Division

      N. Damodar Reddy is the co-founder of the Company and has served as the Company’s Chairman of the Board, Chief Executive Officer and President from its inception in February 1985. Mr. Reddy also served as the Company’s Chief Financial Officer from June 1998 until January 1999 and from May 2001 until April 2002. From September 1983 to February 1985, Mr. Reddy served as President and Chief Executive Officer of Modular Semiconductor, Inc., and from 1980 to 1983, he served as manager of Advanced CMOS Technology Development at Synertek, Inc., a subsidiary of Honeywell, Inc. Prior to that time, Mr. Reddy held various research and development and management positions at Four Phase Systems, a subsidiary of Motorola, Inc., Fairchild Semiconductor and RCA Technology Center. Mr. Reddy is a member of the board of directors of two other publicly traded companies, Genesis Microchip, Inc. and Tower Semiconductor Ltd., a company in which Alliance is a stockholder. He holds an M.S. degree in Electrical Engineering from North Dakota State University and an M.B.A. from Santa Clara University. N. Damodar Reddy is the brother of C.N. Reddy.

      C.N. Reddy is the co-founder of the Company and has served as a director of the Company since its inception in February 1985. Mr. Reddy served as Secretary to the Company from February 1985 to October 2000. Beginning in February 1985, Mr. Reddy served as the Company’s Vice President — Engineering. In May 1993, he was appointed Senior Vice-President — Engineering and Operations of the Company. In December 1997, he was appointed Executive Vice President and Chief Operating Officer. In October 2000, Mr. Reddy resigned his positions as Chief Operating Officer and Secretary, and was appointed Executive Vice President for Investments. From 1984 to 1985, he served as Director of Memory Products of Modular Semiconductor, Inc., and from 1983 to 1984, Mr. Reddy served as a SRAM product line manager for Cypress Semiconductor Corporation. From 1980 to 1983, Mr. Reddy served as a DRAM development manager for Texas Instruments, Inc. and, before that, he was a design engineer with National Semiconductor Corporation for two years. Mr. Reddy holds an M.S. degree in Electrical Engineering from Utah State University. Mr. Reddy is named inventor of over 15 patents related to SRAM and DRAM designs. C.N. Reddy is the brother of N. Damodar Reddy.

      Ronald K. Shelton joined Alliance in April 2002, and was appointed Vice President, Finance and Administration and Chief Financial Officer. Mr. Shelton was previously with empowerTel Networks, a privately held company where he served as Chief Financial Officer from 1999 to 2002. From 1996 to 1999, Mr. Shelton served as Chief Financial Officer of Cirrus Logic, Inc. a leading supplier of analog and DSP chip solutions for the consumer entertainment electronics industry. Mr. Shelton was Vice President Finance and Administration, and Chief Financial Officer of the Company from 1992 to 1996. Mr. Shelton received his Bachelor’s Degree in Economics from Stanford University.

      Ritu Shrivastava joined the Company in November 1993, and was appointed Vice President — Technology Development in August 1995. Dr. Shrivastava was designated as an executive officer of the Company in July 1997. Prior to joining the Company, Dr. Shrivastava worked at Cypress Semiconductor Corporation for more than 10 years in various technology management positions, the last one being Director of Technology Development. Prior to that time, Dr. Shrivastava was with Mostek Corporation for 3 years, responsible for CMOS development. Dr. Shrivastava served on the Electrical Engineering faculty at Louisiana

State University where he also received his Ph.D. Dr. Shrivastava completed his Masters and Bachelor’s degrees in Electrical Communication Engineering from Indian Institute of Science, Bangalore, India and a Bachelor’s degree in Physics from Jabalpur University, India. Dr. Shrivastava is named inventor in over nine patents related to various technologies, and is a Senior Member of IEEE.

Security Ownership of Certain Beneficial Owners And Management

      The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company’s Common Stock as of July 15, 2002 (or such other date as may be indicated in the footnote for the respective person) for (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each executive officer named in the Summary Compensation Table, (iii) each director of the Company and (iv) all directors and executive officers of the Company as a group. On July 15, 2002, there were 38,410,639 shares of the Company’s Common Stock outstanding.

	Amount and
	Nature of	Percent
	Beneficial	of
Name and Address of Beneficial Owner	Ownership(1)(2)	Class

N. Damodar Reddy(3)	7,568,150	19.24%
C.N. Reddy(4)	6,616,850	16.83%
Jon B. Minnis(5)	623,000	1.58%
Sanford L. Kane(6)	100,000	*
Juan A. Benitez(7)	10,000	*
Ritu Shrivastava(8)	364,164	*
Ken Poteet(9)	144,465	*
Ronald K. Shelton	0	*
Dimensional Fund Advisors(10)	2,361,700	6.01%
All executive officers and directors named in the Summary		39.23%
Compensation Table as a group (8 persons)(11)	15,426,629	—

*	Less than 1%.

(1)	Unless otherwise noted, the Company believes that all persons or entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown in the table to be beneficially owned by them, subject to community property laws where applicable.

(2)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of July 15, 2002 upon the exercise of options, excluding, however, options granted pursuant to the Company’s 1996 Employee Stock Purchase Plan (“ESPP”), as the shares subject to option under the ESPP for the next applicable Purchase Date (August 15, 2002) may depend upon the fair market value of the Company’s Common Stock on such Purchase Date, which value is not known as of the date of this Proxy Statement. Each stockholder’s percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days of July 15, 2002 have been exercised.

(3)	Includes 345,000 shares held of record by N.D.R. Investments, Inc., of which N. Damodar Reddy is the sole stockholder. The address of N. Damodar Reddy is c/o Alliance Semiconductor Corporation, 2575 Augustine Drive, Santa Clara, California 95054. Includes 150,000 shares subject to options exercisable within 60 days of July 15, 2002.

(4)	Includes 677,500 shares held of record by C.N. Reddy Investments, Inc., of which C.N. Reddy is the sole stockholder. The address of C.N. Reddy is c/o Alliance Semiconductor Corporation, 2575 Augustine Drive, Santa Clara, California 95054. Includes 110,000 shares subject to options exercisable within 60 days of July 15, 2002.

(5)	Includes 533,000 shares owned of record by Milpitas Materials Company, of which Mr. Minnis is the President and a stockholder.

(6)	Includes 50,000 shares subject to options exercisable within 60 days of July 15, 2002.

(7)	Includes 10,000 shares subject to options exercisable within 60 days of July 15, 2002.

(8)	Includes 371,126 shares subject to options exercisable within 60 days of July 15, 2002.

(9)	Includes 80,000 shares subject to options exercisable within 60 days of July 15, 2002.

(10)	Represents shares held as of March 31, 2002, as reported on Form 13F filed by Dimensional Fund Advisors on or about May 3,2002. The address of Dimensional Fund Advisors is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(11)	Includes 916,969 shares subject to options exercisable within 60 days of July 15, 2002.

Executive Compensation

      The following table sets forth certain information concerning compensation of (i) the Company’s Chief Executive Officer, and (ii) the four other most highly compensated executive officers of the Company serving at March 30, 2002, for the fiscal year ended March 30, 2002 and each of the Company’s past two fiscal years. Bradley Perkins ceased to be an employee of the Company in May 2002.

Summary Compensation Table

					Long Term
		Annual Compensation			Compensation Awards

		Salary	Bonus	Other Annual	Securities Underlying
Name and Principal Position(6)(7)	Fiscal Year	($)	($)(1)	Compensation($)(2)	Options(#)(3)

N. Damodar Reddy	2002	270,000	—	—	—
President and Chief Executive	2001	300,000	—	—	—
Officer	2000	300,000	797,125(4)	—	200,000

C.N. Reddy	2002	254,367	—	—	—
Executive Vice President	2001	274,992	—	—	—
	2000	274,992	797,125(4)	—	150,000

Bradley Perkins(5)	2002	164,864	—	—	—
Former Vice President,	2001	182,597	10,800	—	—
General Counsel and	2000	175,000	—	—	—
Secretary

Ritu Shrivastava	2002	165,115	—	—	—
Vice President, Technology	2001	178,615	16,000	—	—
Development and General	2000	170,640	28,469(4)	—	—
Manager of Flash Division

Ken Poteet(6)	2002	161,875	—	—	—
Vice President of General	2001	175,000	90,600	—	25,000
Manager of DRAM Division	2000	162,462	22,775(4)	—	—

(1)	Represents bonuses earned for services rendered during the fiscal year listed, even if paid after the end of the fiscal year.

(2)	Perquisites are excluded as their aggregate value did not meet the reporting threshold of the lesser of $50,000 or 10% of the individual’s salary plus bonus.

(3)	Excludes grants of options pursuant to the ESPP.

(4)	Represents the fair market value of Broadcom Corporation stock at the time of distribution as a bonus.

(5)	Mr. Perkins joined the Company in December 1998 and ceased to be an employee in May 2002.

(6)	The Company’s executive officers are N. Damodar Reddy, C.N. Reddy, Ritu Shirvastava and Ronald K. Shelton. Mr. Poteet is included herein solely because he was one of the four most highly compensated officers of the Company for fiscal 2002.

(7)	Ronald K. Shelton, the Company’s Vice President of Finance and Administration and Chief Financial Officer, joined the Company in April 2002. Mr. Shelton will earn an annualized salary of $200,000 in fiscal year 2003, and he is eligible to receive a bonus of up to $25,000 per quarter.

Option Grants In Last Fiscal Year

      There were no grants of options to purchase the Company’s Common Stock made during the fiscal 2002 to the executive officers named in the Summary Compensation Table above. Ronald K. Shelton, the Company’s Vice President, Finance and Administration and Chief Financial Officer, joined the Company in April 2002 and was granted an option to purchase 100,000 shares of the Company’s Common Stock at the price of $10.36 per share (the “Shelton Option”). The Shelton Option vests as follows: twenty percent (20%) of the total number of shares underlying the Shelton Option vest on April 29, 2003 and five percent (5%) of the shares underlying the Shelton Option vest on each April 29, July 29, October 29 and January 29 thereafter until the Shelton Option is fully vested.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information concerning shares acquired on exercise of stock options during fiscal 2002 and the value of stock options held at the end of fiscal 2002 by each of the executive officers named in the Summary Compensation Table above.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal		In-The-Money Options at
	Shares	Value	Year End(#)		Fiscal Year End($)(2)
	Acquired on	Realized
Grantee	Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

N. Damodar Reddy	0	0	80,000	270,000	26,838	40,256
C.N. Reddy	0	0	60,000	190,000	18,198	27,296
Bradley A. Perkins	20,000	141,943	0	60,000	0	427,200
Ritu Shrivastava	0	0	136,082	62,000	804,784	210,621
Ken Poteet	0	0	25,000	75,000	215,350	430,700

(1)	“Value Realized” represents the fair market value of the shares underlying the option on the date of exercise based on the per share closing price of the Company’s Common Stock as reported on the Nasdaq National Market, less the aggregate exercise price, and may not be realized upon the sale of the shares underlying the option, and does not necessarily indicate that the optionee sold such shares.

(2)	These values have not been and may never be realized. They are based on the difference between the respective exercise prices of outstanding stock options and the closing price of the Company’s Common Stock on March 30, 2002 of $11.520 per share.

Equity Compensation Plan Information

      The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 30, 2002, including the 2002 Stock Option Plan, the 1992 Stock Option Plan, the 1996 Employee Stock Purchase Plan, and the 1993 Directors’ Stock Option Plan.

			Number of securities
			remaining available for
			future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans as of March 30,
	of outstanding options,	outstanding options,	2002 (excluding
	warrants and rights as of	warrants and rights as of	securities reflected in
Plan category	March 30, 2002	March 30, 2002	column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,480,487(1)	$10.66	4,421,237
Equity compensation plans not approved by security holders(2)	0	0	0
Total	2,480,487	$10.66	4,421,237

(1)	Issued under our 2002 Stock Option Plan, our 1992 Stock Option Plan, our 1996 Employee Stock Purchase Plan and our 1993 Directors’ Option Plan. Effective April 7, 2002, all options, warrants and rights issued under our 1992 Stock Option Plan were assumed by our 2002 Stock Option Plan.

(2)	All of our equity compensation plans were approved by our security holders.

Certain Transactions

      In May 1998, the Company loaned N. Damodar Reddy and C.N. Reddy the sums of approximately $895,078 and $720,429, respectively, to pay taxes associated with their respective exercises in May 1998 of options granted in 1993 pursuant to the 1992 Plan. Each of the borrowers executed a promissory note in favor of the Company with respect to his loan. Each such promissory note provided that on or before December 31, 1998, the borrower would repay the outstanding principal, together with interest at a rate of 5.50% per annum. In December 1998, the Board extended the term of each promissory note by one year, to December 31, 1999. In December 1999, the Board again extended the term of each promissory note by one year, to December 31, 2000. In December 2000, the Board again extended the term of each promissory note by one year, to December 31, 2001. In December 2001, the Board again extended the term of and promissory note by one year, to December 31, 2002. Each such promissory note provides that if the borrower’s full-time employment with the Company ceases, any unpaid principal plus accrued and unpaid interest shall become immediately due and payable. Moreover, each such promissory note is secured by certain shares of the Company’s fully-paid and non-assessable Common Stock that borrower had owned for more than six months prior to the date of the promissory note. In the case of N. Damodar Reddy, the promissory note is secured by 186,000 shares of Common Stock, and in the case of C.N. Reddy, the promissory note is secured by 150,000 shares of Common Stock. No payments have become due or been made to date with respect to either such promissory note. The aggregate indebtedness at July 15, 2002 under such promissory notes is approximately $895,078.11 (in the case of N. Damodar Reddy) and $720,428.73 (in the case of C.N. Reddy), respectively.

      In October 1999, the Company formed Alliance Venture Management, LLC, a California limited liability company (“Alliance Venture Management”), to manage and act as the general partner in the investment funds the Company intended to form. Alliance Venture Management does not directly invest in the investment funds with the Company, but it is entitled to a management fee out of the net profits of the investment funds. This management company structure was created to provide incentives to the individuals who participate in the management of the investment funds by allowing them limited participation in the profits of the various investment funds through the management fees paid by the investment funds.

      In November 1999, the Company formed Alliance Ventures I, L.P. (“Alliance Ventures I”) and Alliance Ventures II, L.P. (“Alliance Ventures II”), both California limited partnerships. The Company, as the sole limited partner, owns 100% of the units of each partnership. Alliance Venture Management acts as the general partner of these partnerships and receives a management fee of 15% of the profits from these partnerships for its managerial efforts. At Alliance Venture Management’s inception, Series A Units and Series B Units in Alliance Venture Management were created. The holders of Series A Units and Series B Units are entitled to the management fees received by Alliance Venture Management from Alliance Ventures I and Alliance Ventures II, respectively. In February 2000, upon the creation of Alliance Ventures III, L.P. (“Alliance Ventures III”), a California limited partnership, the management agreement for Alliance Venture Management was amended to create Series C Units, whose holders are entitled to the management fee received by Alliance Venture Management from Alliance Ventures III, which is 16% of the profits from Alliance Ventures III. In January 2001, the Company formed Alliance Ventures IV, L.P. (“Alliance Ventures IV”) and Alliance Ventures V, L.P. (“Alliance Ventures V”), both California limited partnerships, and amended the management agreement for Alliance Venture Management to create Series D Units and Series E Units, whose holders are entitled to the management fee received by Alliance Venture Management from Alliance Ventures IV and Alliance Ventures V, which is 15% of the profits from each of Alliance Ventures IV and Alliance Ventures V.

      Each of the holders of the Series A Units, Series B Units, Series C Units, Series D Units and Series E Units paid the initial carrying value for such units. While the Company owns 100% of the Common Units in Alliance Venture Management, it does not hold any Series A Units, Series B Units, Series C Units, Series D Units or Series E Units and does not participate in the management fees generated by the management of the investment funds. As of July 15, 2002, members of the Company’s senior management hold the majority of the units of Alliance Venture Management:

	Units	Type of Units	Initial Carrying Value

Alliance Semiconductor Corporation	10,000	Common Units	$2,500.00
N. Damodar Reddy	10,000	Series A Units	$2,500.00
	10,000	Series B Units	$2,500.00
	8,000	Series C Units	$2,000.00
	10,000	Series D Units	$2,500.00
	10,000	Series E Units	$2,500.00
C.N. Reddy	10,000	Series A Units	$2,500.00
	10,000	Series B Units	$2,500.00
	8,000	Series C Units	$2,000.00
	10,000	Series D Units	$2,500.00
	10,000	Series E Units	$2,500.00
Non-executive employee	10,000	Series A Units	$2,500.00
	10,000	Series B Units	$2,500.00
	9,333	Series C Units	$2,333.25
	10,000	Series D Units	$2,500.00
	10,000	Series E Units	$2,500.00

      In fiscal 2002, N. Damodar Reddy, C.N. Reddy and Bradley A. Perkins and one non-executive employee received distributions from Alliance Venture Management. Mr. Perkins terminated his employment with the Company in May 2002, and his interests in Alliance Ventures Management have been repurchased.

      Alliance Ventures Management made a distribution in connection with the Magma initial public offering on November 20, 2001, with the market value of $18.36 on the date of the distribution:

	Shares	Market Value

N. Damodar Reddy	5,065	$92,993.40
C.N. Reddy	5,065	$92,993.40
Bradley A. Perkins	318	$5,838.48
Non-executive employee	5,065	$92,993.40

      N. Damodar Reddy and C.N. Reddy have formed private venture funds, Galaxy Venture Partners, L.L.C., Galaxy Venture Partners II, L.L.C. and Galaxy Venture Partners III, L.L.C., which invest in some of the same investments as Alliance Venture Management’s investment funds.

      In August 2000, the Company agreed to invest $20 million in Solar Ventures (“Solar”), a venture capital partnership whose focus is in investing in early stage companies in the areas of networking, telecommunications, wireless, software infrastructure enabling efficiencies of the Web and e-commerce, semiconductors for emerging markets and design automation. The Company has invested $12.5 million in Solar. Due to changes in the venture capital market, Alliance has decided to limit its investment in Solar to the $12.5 million already invested. N. Damodar Reddy, C.N. Reddy and Bradley A. Perkins have invested in Solar. Solar has made investments in some of the same companies as Alliance Venture Management’s investment funds.

      N. Damodar Reddy, the Chairman of the Board, President and Chief Executive Officer of the Company, is a director and investor in Infobrain, Inc. (“Infobrain”) an entity which provides the following services to the Company: intranet and internet web site development and support, migration of Oracle applications from 10.7 to version 11i; MRP design implementation and training, automated entry of manufacturing data, and customized application enhancements in support of the Company’s business processes. The Company paid Infobrain approximately $234,000 in fiscal 2002 and approximately $81,000 in the first quarter of fiscal 2003. Mr. Reddy is not involved in the operations of Infobrain.

Report on Executive Compensation

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this section entitled “Report on Executive Compensation” shall not be incorporated by reference into any such filings or into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

Report of Compensation Committee and Stock Benefit Committee

      The Compensation Committee of the Board of Directors sets the base salary of the Company’s executive officers and approves individual bonuses for executive officers. The Stock Benefit Committee of the Board of Directors administers the Company’s 2002 Stock Plan (the “2002 Plan”) Plan and the Company’s 1996 Employee Stock Purchase Plan under which grants may be made to executive officers and others. The following is a summary of policies of the Compensation Committee and Stock Benefit Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

     General Compensation Policy

      The Compensation Committee and Stock Benefit Committee’s overall policies with respect to executive officers is to offer competitive compensation opportunities for such persons based upon their personal performance, the financial performance of the Company and their contribution to that performance. Each executive officer’s compensation package is comprised of three elements: (i) base salary that reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders, and (iii) for executive officers in the sales and marketing functions, and for other executive officers in certain other circumstances, annual or quarterly cash bonuses related to the performance of the Company for such executive officer’s functional area. In addition, from time to time the Company has forgiven certain debt obligations of executive officers to the Company.

     Factors

      Several important factors considered in establishing the components of each executive officer’s compensation package for the 2002 fiscal year are summarized below. Additional factors were taken into account to a lesser degree. The Compensation Committee and Stock Benefit Committee may in their discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the overall compensation policy described above.

      Base Salary. The base salary for each executive officer is set on the basis of personal performance, the salary levels in effect for comparable positions in similarly situated companies within the semiconductor industry, and internal comparability considerations. The Compensation Committee determined that it was appropriate to reduce salaries of the Company’s executive officers from fifteen percent (15%) to twenty percent (20%) for the period October 1, 2001 through March 31, 2002. The Compensation Committee believes that the Company’s most direct competitors for executive talent are not limited to the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not the same as the industry group index used in the section “Comparison of Stockholder Return,” below.

      Stock-Based Incentive Compensation. The Stock Benefit Committee approves periodic grants of stock options to each of the Company’s executive officers and others under the Company’s 2002 Plan and administers the Company’s 1996 Employee Stock Purchase Plan. The grants under these plans are designed to align the interests of the optionees with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, vesting schedules of options granted pursuant to the 2002 Plan (historically over five years from the date of grant) encourage a long-term commitment to the Company by its executive officers and other optionees. Each grant pursuant to the 2002 Plan generally allows the optionee to acquire shares of the Company’s Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (historically, up to one year after full vesting), thus providing a return to the optionee only if the market price of the shares appreciates over the option term. The size of the option grant pursuant to the 2002 Plan to each optionee is set at a level that the Stock Benefit Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, but also takes into account the individual’s potential for future responsibility and promotion over the option vesting period, and the individual’s performance in recent periods. The Stock Benefit Committee periodically reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon past performance of the executive officer. The 1996 Employee Stock Purchase Plan affords Company employees (other than owners of 5% or more of the Company’s securities) the opportunity to purchase Company Common Stock twice a year at a discount to the market value on the date of purchase, by utilizing funds that have been withheld from the employee’s payroll during the preceding six-month period (employees may elect to have up to 10% of their payroll withheld for such purpose).

      Annual or Quarterly Cash Bonuses. Other than with respect to executive officers engaged in the sales and marketing functions, the Company historically has not had a formal cash bonus program for executive officers, although cash bonuses have been paid from time to time in the past to selected executive officers in recognition of superior individual performance.

     Chief Executive Officer Compensation

      In setting the compensation payable during fiscal 2002 to the Company’s Chief Executive Officer, N. Damodar Reddy, the Compensation Committee used the same factors described above for the executive officers.

     Effect of Section 162(m) of the Code

      Section 162(m) of the Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

      The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1.0 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be “performance based” and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company’s cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company’s compensation philosophy, and the Company’s best interests.

      Submitted by the Compensation Committee and the Stock Benefit Committee of the Company’s Board of Directors:

Compensation Committee	Stock Benefit Committee

Juan A. Benitez, Chairman Jon B. Minnis, Member Sanford L. Kane, Member	Jon B. Minnis, Chairman Sanford L. Kane, Member

Employment Contracts and Termination of Employment Arrangements

      The Company presently has no employment contracts, plans or arrangements in effect for executive officers in connection with their resignation, retirement or termination of employment or following a change in control or ownership of the Company.

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee are Sanford L. Kane, Jon B. Minnis and Juan A. Benitez. The members of the Stock Benefit Committee are Messrs. Kane and Minnis. Neither Mr. Kane, Mr. Minnis or Mr. Benitez was at any time during fiscal 2002 or any other time an officer or employee of the Company. During fiscal 2002 and until July 16, 2002 N. Damodar Reddy served as Chairman of the Compensation Committee. On July 16, 2002, Mr. Reddy resigned from the Compensation Committee and Mr. Benitez was appointed as his successor. Mr. Reddy has been President and Chief Executive Officer of the Company, and Chairman of the Company’s Board of Directors, since the Company’s founding in 1985.

Audit Committee Report

      The Audit Committee of the Company’s Board of Directors is composed of three directors. Each of the members of the Audit Committee are “independent” as defined by the Nasdaq Marketplace Rules. It operates under a written charter adopted by the Board of Directors. A current version of the Audit Committee Charter is included in this Proxy Statement as Annex A.

      The Audit Committee recommends to the Board of Directors the selection of an accounting firm to be engaged as the independent accountants for the Company. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

      The Audit Committee reviewed and discussed the audited consolidated financial statements with management and PriceWaterhouseCoopers LLP (“PWC”), the Company’s independent accountants.

      The Audit Committee discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

      The Audit Committee has received and reviewed the written disclosures and the letter from PWC, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with PWC the issue of its independence from the

Company, and concluded that the nonaudit services performed by PWC are compatible with maintaining their independence.

      Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2002.

Submitted by the Audit Committee of the Company’s
Board of Directors:

Sanford L. Kane, Chairman
Jon B. Minnis, Member
Juan A. Benitez, Member

Auditing and Other Services Rendered in Principal Accountant

      PriceWaterhouseCoopers LLP has been the independent accounting firm that audits the consolidated financial statements of the Company since the Company’s inception in 1985. In accordance with its standing policy, PWC periodically changes the personnel who work on the audit. The aggregate fees billed for fiscal 2002 for each of the following categories of services are set forth below.

Audit Fees	$606,000
All Other Fees	$0

      PWC did not provide any services related to financial information systems design and implementation during fiscal 2002.

Comparison of Stockholder Return

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this section entitled “Comparison of Stockholder Return” shall not be incorporated by reference into any such filings or into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

      The graph below compares the cumulative stockholder return on the Company’s Common Stock from the March 31, 1996 to March 31, 2002 with the cumulative return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Electronic Component Stock Index over the same period (assuming the investment of $100 in the Company’s Common Stock and in each of the indexes on March 31, 1996 and reinvestment of all dividends).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ALLIANCE SEMICONDUCTOR CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ ELECTRONIC COMPONENTS INDEX
* $100 Invested on 3/31/97 in stock or index-
including reinvestment of dividends.
Fiscal year ending March 31.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock (“10% Stockholders”), to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership on a Form 3 and reports of changes in ownership of Common Stock and other equity securities of the Company on a Form 4 or Form 5. Officers, directors and 10% Stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2002 all Section 16(a) filing requirements applicable to its officers, directors, and 10% Stockholders were complied with.

Stockholder Proposals

      Stockholder proposals that are intended to be presented at the Company’s 2003 Annual Meeting of Stockholders must be received by the Company no later than March 29, 2003.

Other Business

      The Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of such meeting. As to any business that may properly come before the Annual Meeting, or any adjournment thereof, however, it is intended that Proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting such Proxies.

By Order of the Board of Directors,

/s/ N. DAMODAR REDDY

N. Damodar Reddy
President and Chief Executive Officer

Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail the enclosed proxy in the return envelope provided so that your shares will be represented at the meeting.

Annex A

Audit Committee Charter

(as amended July 16, 2002)

Composition

      The audit committee shall be composed of three or more directors, as determined by the board of directors, each of whom shall meet the independence and financial literacy requirements of NASDAQ, and at least one of whom shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless a chair is designated by the board of directors, the committee members may appoint their own chair by majority vote.

Responsibilities

1. Recommend to the board of directors the selection of the independent auditor, evaluate the performance of the independent auditor and, if so determined by the audit committee, recommend to the board of directors replacement of the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the board of directors and the audit committee, as representatives of the stockholders.

2. Ensure the receipt of, and evaluate, the written disclosures and the letter that the independent auditor submits to the audit committee regarding the auditor’s independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor and, if so determined by the audit committee in response to such reports, recommend that the board of directors take appropriate action to address issues raised by such evaluation.

3. Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

4. Instruct management, the independent auditor and the internal auditor that the committee expects to be informed if there are any subjects that require special attention or if they perceive any significant weaknesses in the company’s information and reporting systems.

5. Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information and the adequacy of internal financial controls.

6. Review the management letter delivered by the independent auditor in connection with the audit.

7. Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10-Q.

8. Meet at least once each year in separate executive sessions with management, the internal auditor and the independent auditor to discuss matters that any of them or the committee believes could significantly affect the financial statements and should be discussed privately.

9. Have such meetings with management, the independent auditor and the internal auditor as the committee deems appropriate to discuss significant financial risk exposures facing the company and management’s plans for monitoring and controlling such exposures.

10. Review significant changes to the company’s accounting principles and practices proposed by the independent auditor, the internal auditor or management.

11. Review the scope and results of internal audits.

A-1

12. Evaluate the performance of the internal auditor and, if so determined by the audit committee, recommend replacement of the internal auditor.

13. Conduct or authorize such inquiries into matters within the committee’s scope of responsibility as the committee deems appropriate. The committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such inquiries.

14. Provide minutes of audit committee meetings to the board of directors, and report to the board of directors on any significant matters arising from the committee’s work.

15. At least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the board of directors.

16. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company’s annual proxy statement.

17. In the performance of its responsibilities, the audit committee is the representative of the shareholders. However, it is not the responsibility of the audit committee to plan or conduct audits, or to determine whether the company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles.

Adoption and Revisions

      The Audit Committee Charter was adopted by the board of directors on June 12, 2000, and amended on July 16, 2002.

A-2

ALLIANCE SEMICONDUCTOR CORPORATION PROXY FOR

2002 ANNUAL MEETING OF STOCKHOLDERS SEPTEMBER 6, 2002

THIS PROXY IS SOLICITED ON BEHALF OF ALLIANCE SEMICONDUCTOR CORPORATION’S BOARD OF DIRECTORS

The undersigned hereby appoints N. Damodar Reddy and Ronald K. Shelton, or either of them, proxies and attorneys-in-fact, each with full power of substitution and revocation thereof, on behalf of and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of Alliance Semiconductor Corporation (the “Company”) to be held at the Company’s headquarters, 2575 Augustine Drive, Santa Clara, California 95054 on Friday, September 6, 2002 at 10:00 a.m., local time, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting as directed on the reverse side of this proxy, and, in their discretion, upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS PROXY. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE FIVE NOMINEES FOR ELECTION AND FOR PROPOSAL 2. In their discretion, the proxy holders named above are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. The Board of Directors recommends a vote for election of each of the four nominees and for Proposal 2. The undersigned hereby acknowledges receipt of: (a) the Notice of 2002 Annual Meeting of Stockholders of the Company; (b) the accompanying Proxy Statement; and (c) the Annual Report to Stockholders for the fiscal year ended March 30, 2002.

(Continued On The Other Side)

Please mark your votes as in this example

Withhold for All	For All Nominees Below
(except as indicated)	(except as indicated)

1. Election of Directors
JUAN A. BENITEZ, SANFORD L. KANE,
JON B. MINNIS, C. N. REDDY AND
N. DAMODAR REDDY.
(If you wish to withhold authority to vote for any
individual nominee, strike through the nominee’s name
above.) (The Board recommends a vote “FOR” all nominees)

	For	Against	Abstain

2. Ratification of Appointment of Price- waterhouseCoopers LLP As The Company’s Independent Accountants. (The Board recommends a vote “FOR”).

I Plan To Attend The Meeting

Please sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed in full corporate name by the president or vice president and the secretary or assistant secretary. If shares of stock are held of record by a partnership, the proxy should be executed in partnership name by an authorized person. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date this proxy.

Whether Or Note You Plan To Attend The Meeting In Person, You Are Urged To Sign And Promptly Mail This Proxy In The Return Envelope Provided So That Your Shares May Be Represented At The Meeting.

Signature(s)                                                          Dated:                       , 2002

Please Vote, Date And Promptly Return This Proxy In The Enclosed Return Envelope Which Is Postage Prepaid If Mailed In The United States.